O’MELVENY & MYERS LLP
BEIJING BRUSSELS CENTURY CITY HONG KONG LONDON NEWPORT BEACH NEW YORK	400 South Hope Street Los Angeles, California 90071-2899 TELEPHONE (213) 430-6000 FACSIMILE (213) 430-6407 www.omm.com	SAN FRANCISCO SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

March 31, 2009

American Mutual Fund, Inc.
333 South Hope Street
Los Angeles, California 90071

Dear Ladies and Gentlemen:

At your request, we have examined your Registration Statement on Form N-1A and the related Post-Effective Amendment No. 121 filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of Class R-6 shares of your common stock, $0.001 par value per share (the “Class R-6 Shares”).  [For purposes of this opinion, we have reviewed only the following documents and made no other investigation or inquiry: (i) a copy of the Articles of Incorporation of the Fund as amended by all Articles Supplementary or other supplements thereto, (ii) a copy of the Bylaws of the Fund and all supplements to, and amendments or restatements thereof, and (iii) the Resolutions of the Board of Directors of the Fund relating to the authorization, issuance and sale of authorized Class R-6 shares of common stock of the Fund.]  We are familiar with the proceedings you have taken in connection with the authorization, issuance and sale of the Class R-6 Shares.

Based solely upon a review of your above mentioned records, the completeness and accuracy of which has been certified to us by you, which certification we have relied upon without any investigation with respect to the truth and accuracy thereof, and upon our knowledge of your activities, it is our opinion that, provided that an appropriate amendment to your Articles of Incorporation is duly effected before the issued and outstanding Class R-6 Shares, when combined with the aggregate number of authorized shares of other classes of your common stock, exceed the authorized number specified in the Articles of Incorporation, the Class R-6 Shares upon issuance and sale in the manner described in the Registration Statement will constitute validly issued, fully paid and nonassessable Class R-6 Shares of your common stock.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Respectfully submitted,
/s/ O’Melveny & Myers LLP